Exhibit 10.5

FIRST AMENDMENT TO

WAREHOUSING CREDIT AND SECURITY AGREEMENT

This FIRST AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (the “First Amendment”) dated July 19, 2013, is between and among W&D INTERIM LENDER LLC, a Delaware limited liability company (the “Borrower”), WALKER & DUNLOP, INC, a Maryland Corporation (the “Guarantor”), TD BANK, N.A., a national banking association (in its capacity as a lender, “TD Bank”), the other lending institutions which are parties to the Credit Agreement (as hereinafter defined) (each individually a “Lender” and, collectively, “Lenders”) and TD BANK, N.A., as administrative agent for itself and the Lenders (in such capacity, the “Administrative Agent’”).

BACKGROUND

A.                                     Pursuant to that certain Warehousing Credit and Security Agreement, dated as of July 21, 2011, between and among Borrower, Guarantor, the Lenders and Administrative Agent (as the same may be amended, restated, modified or supplemented from time to time, including by this First Amendment, the “Credit Agreement”), the Lenders agreed, inter alia, to extend to Borrower various credit facilities which are in the maximum aggregate principal amount of up to $35,000,000.

B.                                     Borrower and Guarantor have requested an extension of the Borrowing Expiration Date of the Credit Agreement from July 21, 2013 to September 19, 2013, to which the Administrative Agent and the Lenders are willing to agree, on the terms and subject to the conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree:

1.                                       Definitions.  Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings given to them in the Credit Agreement.

2.                                       Amendments to Credit Agreement.

(a)                              The definition of “Borrowing Expiration Date”, as set forth in Section 15.1 of the Credit Agreement, is deleted in its entirety, and inserted in its place is the following replacement definitions:

“Borrowing Expiration Date” means September 19, 2013, as such date may be extended in writing by Lenders, in their sole discretion, on which date the Commitment will expire of its own term; provided, however, the Lenders shall review annually commencing effective July 21, 2012, whether they will continue to provide for the availability of Warehousing Advances and other credit accommodations under this Agreement and, to the extent that any one or more of the Lenders determines, in its sole discretion, not to continue to extend the availability of Warehousing Advances and other credit accommodations under this Agreement, written notice of such Lenders unwillingness to continue to provide a Warehousing Advances and other credit accommodations shall be given to the Borrower at least 90 days before the effective date of such termination of availability, which date shall then be the Borrowing Expiration Date for such Lender or Lenders.

(b)                              References.  The Credit Agreement and the Loan Documents are hereby amended to be consistent with the terms of this First Amendment.  All references in the Credit Agreement and the Loan Documents to:

(i)                                     the “Agreement” shall mean the Credit Agreement, as amended hereby; and

(ii)                                  the “Loan Documents” shall include this First Amendment and all other instruments or agreements executed pursuant to, or in connection with, the terms hereof.

3.                                       Representations and Warranties.  Each of Borrower and Guarantor represents and warrants to the Administrative Agent and each Lender that, as to such Borrower or Guarantor:

(a)                              Representations.  Each of the representations and warranties of such Borrower or Guarantor contained in the Credit Agreement and the other Loan Documents are true, accurate and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b)                              Power and Authority.  (i) Each of Borrower and Guarantor has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this First Amendment and any other documents which the Lenders require such Borrower or Guarantor to deliver hereunder (this First Amendment and any such additional documents delivered in connection with the First Amendment are herein referred to as the “Amendment Documents”), and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by each of Borrower and Guarantor of this First Amendment have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this First Amendment, will constitute the valid and binding obligations of each of Borrower and Guarantor enforceable in accordance with their respective terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights generally and the availability of equitable remedies);

(c)                               No Violations of Law or Agreements.  The making and performance of this First Amendment will not violate any provisions of any law or regulation, federal, state, local, or foreign, or the organizational documents of Borrower or Guarantor, or result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which Borrower or Guarantor or any of their respective property may be bound;

(d)                              No Event of Default.  No Unmatured Default or Event of Default which have not which has not been waived in writing by the Administrative Agent has occurred under the Credit Agreement or any other Loan Document; and

(e)                               No Material Adverse Effects.

(i)                                     Since the most recent Statement Date, there has been no material adverse change in the business, operations, assets, or financial condition of Borrower, nor is Borrower aware of any state of facts that (with or without notice or lapse of time, or both) would or could result in any such material adverse change. All schedules and reports furnished by, or with respect to, Borrower to Administrative Agent and any Lender, including schedules of Contingent Liabilities and off balance sheet transactions, were true, accurate and complete in all material respects, and did not omit any information necessary in order to make any provided information not misleading in any material respect.

(ii)                                  Since the most recent Statement Date or Audited Statement Date, as applicable, there has been no material adverse change in the business, operations, assets, or financial condition of Guarantor and its Subsidiaries included on a consolidated basis in Guarantor’s unaudited financial statements or Audited Statements, as applicable, nor is Guarantor aware of any state of facts that (with or without notice or lapse of time, or both) would or could result in any such material adverse change. All schedules and reports furnished by, or with respect to, Guarantor and its Subsidiaries included on a consolidated basis in Guarantor’s unaudited financial statements or Audited Statements to Administrative Agent and any Lender, including schedules of Contingent Liabilities and off balance sheet transactions, were true, accurate and complete in all material respects, and did not omit any information necessary in order to make any provided information not misleading in any material respect.

4.                                       Conditions to Effectiveness of Amendment.  This First Amendment shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Lenders:

(a)                              First Amendment.  This First Amendment, duly executed by the Borrower and Guarantor, the Administrative Agent and the Lenders; and

(b)                              Other Documents and Actions.  Such additional agreements, instruments, documents, writings and actions as the Administrative Agent may reasonably request.

5.                                       No Waiver; Ratification.  The execution, delivery and performance of this First Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, or constitute a waiver of any provision thereof.  Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by Borrower and Guarantor.

Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or any Lender to grant any further amendments to any of the Loan Documents.

6.                                       Acknowledgments.  To induce the Administrative Agent and the Lenders to enter into this First Amendment, Borrower and Guarantor each acknowledges, agrees, warrants, and represents that:

(a)                              Acknowledgment of Obligations; Collateral; Waiver of Claims.  (i) all of the Loan Documents are valid and enforceable against, and all of the terms and conditions of the Loan Documents are binding on, Borrower and Guarantor to the extent Borrower and Guarantor are a party thereto; (ii) the Liens and security interests granted to the Administrative Agent by the Borrower pursuant to the Loan Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests; and (iii) Borrower and Guarantor each hereby waives any and all defenses, set-offs and counterclaims which they, whether jointly or severally, may have or claim to have against the Administrative Agent or any Lender as of the date hereof.

(b)                              No Waiver of Existing Defaults.  No Unmatured Default or Event of Default exists immediately before or immediately after giving effect to this First Amendment.  Nothing in this First Amendment, nor any communication between the Administrative Agent, any Lender, Borrower, Guarantor or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of: (i) any Unmatured Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which the Administrative Agent or any Lender has against Borrower or Guarantor under the Credit Agreement or any other Loan Document and/or applicable law, with respect to any such Unmatured Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

7.                                       Binding Effect.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.                                       Governing Law.  This First Amendment and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the State of New York.

9.                                       Headings.  The headings of the sections of this First Amendment are inserted for convenience only and shall not be deemed to constitute a part of this First Amendment.

10.                                Counterparts.  This First Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Warehousing Credit and Security Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:

W&D INTERIM LENDER LLC, a Delaware limited liability company

By:	WALKER & DUNLOP, INC., a Maryland corporation, its managing member

	By:	/s/ William M. Walker
Name: William M. Walker
Title: Chairman, President and Chief Executive Officer

GUARANTOR:

WALKER & DUNLOP, INC.

By:	/s/ William M. Walker
Name: William M. Walker
Title: Chairman, President and Chief Executive Officer

Borrower’s and Guarantor’s Signature Page to

First Amendment to Warehousing

Credit and Security Agreement

ADMINISTRATIVE AGENT AND LENDER:

TD BANK, N.A.

By:	/s/ Richard F. Hay
Name:	Richard F. Hay
Title:	Vice President

Administrative Agent’s and Lender’s Signature Page to

First Amendment to Warehousing

Credit and Security Agreement